Exhibit 99.3



                         KERZNER INTERNATIONAL LIMITED
                   KERZNER INTERNATIONAL NORTH AMERICA, INC.

                       OFFER FOR ANY AND ALL OUTSTANDING
                   8-7/8% SENIOR SUBORDINATED NOTES DUE 2011
                                IN EXCHANGE FOR
             REGISTERED 8-7/8% SENIOR SUBORDINATED NOTES DUE 2011


To: Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

          Kerzner International Limited, formerly known as Sun International Hotels Limited ("Kerzner International") and Kerzner International North America, Inc., formerly known as Sun International North America, Inc. ("KINA," and, together with Kerzner International, the "Issuers") are offering to exchange (the "Exchange Offer"), upon and subject to the terms and conditions set forth in the Prospectus, dated [ ], 2002 (the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), their 8-7/8% Senior Subordinated Notes due 2011, which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for their outstanding 8-7/8% Senior Subordinated Notes due 2011 (the "Old Notes"). The Exchange Offer is being made in order to satisfy certain obligations of the Issuers contained in the Registration Rights Agreement dated as of May 20, 2002, among the Issuers, the guarantors referred to therein and the initial purchasers referred to therein.

          We are requesting that you contact your clients for whom you hold Old Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their own names, we are enclosing the following documents:

          1.   Prospectus dated [ ], 2002;

          2. The Letter of Transmittal for your use and for the information of your clients;

          3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Old Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

          4. A form of letter which may be sent to your clients for whose account you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer;

          5. Request for Taxpayer Identification Number and Certification on Form W-9; and

          6. Return envelopes addressed to The Bank of New York, the Exchange Agent for the Old Notes.

          YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [ ], 2002 (THE "EXPIRATION DATE"), UNLESS EXTENDED BY THE ISSUERS. THE OLD NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.


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          To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Old Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

          If holders of Old Notes wish to tender, but it is impracticable for them to forward their certificates for Old Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer--Guaranteed Delivery Procedures."

          Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials should be directed to the Exchange Agent for the Old Notes, at its address and telephone number set forth on the front of the Letter of Transmittal.

                                       Very truly yours,


                                       Kerzner International Limited
                                       Kerzner International North America, Inc.




   NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE ISSUERS OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.


Enclosures


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